Exhibit 99.1

SHUFFLE MASTER, INC. 1106 Palms Airport Dr. Las Vegas, NV 89119 www.shufflemaster.com
News Release
FOR FURTHER INFORMATION CONTACT: Julia Boguslawski Investor Relations/ Corporate Communications ph: (702) 897-7150 fax: (702) 270-5161	David Lopez, Interim CEO Linster W. Fox, CFO ph: (702) 897-7150 fax: (702) 270-5161

Shuffle Master, Inc. Reports First Quarter 2011 Results

Shuffle Master Reports First Quarter EPS of $0.09 and Revenue of $43.8 Million

LAS VEGAS, Nevada, Thursday, March 10, 2011 - Shuffle Master, Inc. (NASDAQ Global Select Market:  SHFL) (“Shuffle Master” or the “Company”) today announced its results for the first quarter ended January 31, 2011.

"I am pleased with the performance in each of our product segments, particularly our strong growth in shuffler leases and significant margin improvement in our slot machine business,” said David Lopez, Interim Chief Executive Officer and Chief Operating Officer. “Our commitment to aggressively grow our lease base was evident in the first quarter with recurring revenue improving 13% year-over-year and comprising approximately 58% of total revenue and 62% of gross profit.  Total revenue of approximately $44 million reinforces the fact that our customers are deriving significant value from our products and solutions.”

First Quarter 2011 Financial Highlights

♦	Total revenue increased year-over-year by 9% to $43.8 million, a first quarter record, due to strong recurring revenue growth in nearly all product segments.

♦
Total lease, royalty and service revenue was up 13% year-over-year and approximately 3% sequentially, and totaled $25.4 million, or 58% of total revenue as compared to 56% of total revenue in the year-ago quarter.

♦	GAAP net income grew 31% year-over-year to $4.8 million. Diluted earnings per share ("EPS") grew 29% year-over-year to $0.09.

♦
Gross margin increased 500 basis points to approximately 67% due primarily to improved segment margin performance and reduced amortization expense in the Utility, Electronic Table Systems (“ETS”), and Electronic Gaming Machine (“EGM”) segments.

♦
Selling, general and administrative ("SG&A") expenses increased $1.8 million year-over-year from $14.4 million to $16.2 million for the quarter due primarily to a $1.0 million increase in sales and profit-driven compensation expense in the United States, Australia and Macau due to improved revenue and profitability, and greater depreciation expense of approximately $0.4 million primarily due to information technology infrastructure.

♦	Adjusted EBITDA totaled $13.5 million, up 7% from $12.7 million in the year-ago quarter.

♦	Net debt (total debt, less cash and cash equivalents) was $61.7 million as compared to $56.3 million as of October 31, 2010.

"We remain confident about the strength of our strategy and the opportunities in our industry. We continue to leverage our diverse product portfolio and customer relationships to pursue many significant long-term growth opportunities including those in Asia, Latin America, Australia and the U.S.,” stated Linster Fox, Chief Financial Officer.  “Our strong balance sheet and financial disciplines have enabled us to execute our core strategy through investment in our recurring revenue model, global intellectual property and R&D.”

First Quarter 2011 Business Segment Highlights

Utility

♦
Total Utility lease and service revenue of $11.6 million grew 20% year-over-year driven by the Company’s aggressive emphasis on leasing, and partly as a result of the accumulation of new lease placements in Asia.

♦
Total Utility revenue of $17.4 million declined slightly as compared to $17.6 million year-over-year due to a decrease in the number of sold units, in line with the Company’s strategic focus on leasing versus sales.

♦	The Company achieved a record lease installed base of 7,344 shufflers, a 28% increase in units year-over-year. Approximately 410 new leases were recorded in the first quarter.

♦	Gross margin increased year-over-year from 61% to 63% due primarily to strong recurring revenue growth and approximately $0.5 million in reduced amortization.

♦
The total i-Deal® installed base grew to approximately 3,100 units, of which 63% are units on lease.  Approximately 540 of these units, or 17% of the total installed base, were placed in the first quarter.

Proprietary Table Games ("PTG")

♦
Total PTG lease, royalty and service revenue for the first quarter increased 16% year-over-year to a record $10.3 million primarily due to increased placements of Ultimate Texas Hold’em® and Three Card Poker Progressive™ in domestic markets.

♦	Total PTG revenue increased by 24% year-over-year to $11.2 million largely as a result of strong recurring revenue growth.

♦	Gross margin remained relatively flat year-over-year at approximately 83%.

♦
The progressive add-on installed base totaled 693 units, up 244 units from the year-ago quarter, and achieved a record number of net placements in the quarter. Fortune Pai Gow Poker Progressive® and Three Card Poker Progressive™ comprised approximately 70% of all progressive add-ons.

Electronic Table Systems ("ETS")

♦
Total ETS lease, royalty and service revenue was $3.3 million, down 11% from the year-ago quarter, due to decreased revenue resulting from removals of Table Master® seats in Pennsylvania and Delaware in the prior year as those markets transitioned to live gaming.

♦	Total ETS revenue for the quarter declined by 3% to $8.1 million as compared to $8.4 million in the prior period as a result of decreased lease revenue from Table Master.

♦
Gross margin increased year-over-year from 47% to 57% due primarily to significant improvement in Vegas Star® margins as a result of improved average sales prices, reductions in material costs, and a reduction of approximately $0.5 million in amortization expense.

Electronic Gaming Machines ("EGM")

♦	Total EGM revenue grew 34% to $7.1 million compared to the prior year period driven primarily by the new Equinox™ cabinet, which represented 76% of placements in the quarter.

♦
Gross margin increased year-over-year from 51% to 62% primarily due to the increased Equinox placements driving higher average sales prices as well as more efficient production costs from a better designed cabinet.

♦	Total placements of EGM units grew 48% from the prior year period driven largely by new Equinox placements.

Further detail and analysis of the Company's financial results for the first quarter ended January 31, 2011, is included in its Form 10-Q, which has been filed with the Securities and Exchange Commission today, March 10, 2011.

Webcast & Conference Call Information

Company executives will provide additional perspective on the Company’s first quarter results during a conference call on March 10, 2011 at 2 pm Pacific Time.  Those interested in participating in the call may do so by dialing (201) 689-8263 or toll-free (877) 407-0792 and requesting Shuffle Master’s First Quarter 2011 Conference Call.  A hardcopy of the presentation materials may be printed from the Shuffle Master, Inc. website, www.shufflemaster.com, shortly before the start of the call.  In conjunction with the call, a live audio webcast may be accessed at www.shufflemaster.com.  In order to access the live audio webcast please allow at least 15 minutes before the start of the call to visit Shuffle Master’s website and download/install any necessary audio/video software for the webcast.  Immediately following the call and through April 10, 2011, a playback can be heard 24-hours a day by dialing (858) 384-5517 or toll-free (877) 870-5176; account number is 3055; conference I.D. number is 368199.

About Shuffle Master, Inc.

Shuffle Master, Inc. is a gaming supply company specializing in providing its casino customers with improved profitability, productivity and security, as well as popular and cutting-edge gaming entertainment content, through value-add products in four distinct categories: Utility products which include automatic card shuffler, roulette chip sorters and intelligent table system modules, Proprietary Table Games which include live games, side bets and progressives, Electronic Table Systems which include various e-Table game platforms and Electronic Gaming Machines which include traditional video slot machines for select markets. The Company is included in the S&P SmallCap 600 Index.  Information about the Company and its products can be found on the Internet at www.shufflemaster.com.

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Forward Looking Statements

This release contains forward-looking statements that are based on management’s current beliefs and expectations about future events, as well as on assumptions made by and information available to management. The Company considers such statements to be made under the safe harbor created by the federal securities laws to which it is subject, and assumes no obligation to update or supplement such statements. Forward-looking statements reflect and are subject to risks and uncertainties that could cause actual results to differ materially from expectations. Risk factors that could cause actual results to differ materially from expectations include, but are not limited to, the following: the Company’s intellectual property or products may be infringed, misappropriated, invalid, or unenforceable, or subject to claims of infringement, invalidity or unenforceability, or insufficient to cover competitors' products; the gaming industry is highly regulated and the Company must adhere to various regulations and maintain its licenses to continue its operations; the Company’s ability to implement its ongoing strategic plan successfully is subject to many factors, some of which are beyond the Company’s control; litigation may subject the Company to significant legal expenses, damages and liability; the Company’s products currently in development may not achieve commercial success; the Company competes in a single industry, and its business would suffer if its products become obsolete or demand for them decreases; any disruption in the Company’s manufacturing processes or significant increases in manufacturing costs could adversely affect its business; the products in each of the Company’s segments may experience losses due to technical difficulties or fraudulent activities; the Company operates in a very competitive business environment; the Company is dependent on the success of its customers and is subject to industry fluctuations; risks that impact the Company’s customers may impact the Company; certain market risks may affect the Company’s business, results of operations and prospects; a continued downturn in general worldwide economic conditions or in the gaming industry or a reduction in demand for gaming may adversely affect the Company’s results of operations; the Company’s domestic and global growth and ability to access capital markets are subject to a number of economic risks; economic, political, legal and other risks associated with the Company’s international sales and operations could adversely affect its operating results; changes in gaming regulations or laws; the Company is exposed to foreign currency risk; the Company could face considerable business and financial risk in implementing acquisitions; if the Company’s products contain defects, its reputation could be harmed and its results of operations adversely affected; the Company may be unable to adequately comply with public reporting requirements; the Company’s continued compliance with its financial covenants in its senior secured credit facility is subject to many factors, some of which are beyond the Company’s control; the restrictive covenants in the agreement governing the Company’s senior secured credit facility may limit its ability to finance future operations or capital needs or engage in other business activities that may be in its interest; and the Company’s business is subject to quarterly fluctuation. Additional information on these and other risk factors that could potentially affect the Company’s financial results may be found in documents filed by the Company with the Securities and Exchange Commission, including the Company’s current reports on Form 8-K, quarterly reports on Form 10-Q and its latest annual report on Form 10-K.

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SHUFFLE MASTER, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	January 31,
	2011	2010
Revenue:
Product leases and royalties	$23,576	$20,493
Product sales and service	20,239	19,843
Total revenue	43,815	40,336
Costs and expenses:
Cost of leases and royalties	7,182	6,304
Cost of sales and service	7,465	9,185
Gross profit	29,168	24,847
Selling, general and administrative	16,201	14,357
Research and development	5,916	4,962
Total costs and expenses	36,764	34,808

Income from operations	7,051	5,528

Other income (expense):
Interest income	126	138
Interest expense	(701)	(1,056)
Other, net	157	654
Total other income (expense)	(418)	(264)
Income from operations before tax	6,633	5,264
Income tax provision	1,829	1,585
Net income	$4,804	$3,679

Basic and diluted earnings per share:	$0.09	$0.07

Weighted average shares outstanding:
Basic	54,132	53,216
Diluted	54,895	54,056

SHUFFLE MASTER, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)
(Unaudited)

	January 31,	October 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$18,099	$9,988
Accounts receivable, net of allowance for bad debts of $502 and $466	28,737	41,176
Investment in sales-type leases and notes receivable, net of allowance
for bad debts of $108 and $113	2,190	1,806
Inventories	32,234	27,351
Prepaid income taxes	7,041	7,086
Deferred income taxes	5,075	5,091
Other current assets	14,258	14,969
Total current assets	107,634	107,467
Investment in sales-type leases and notes receivable, net of current portion	817	1,104
Products leased and held for lease, net	32,911	31,975
Property and equipment, net	13,006	12,642
Intangible assets, net	69,701	64,144
Goodwill	81,052	75,932
Deferred income taxes	6,776	7,523
Other assets	3,078	3,173
Total assets	$314,975	$303,960

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$5,396	$7,013
Accrued liabilities and other current liabilities	24,080	34,762
Deferred income taxes, current	115	116
Customer deposits	3,204	2,973
Income tax payable	184	74
Deferred revenue	5,244	3,901
Total current liabilities	38,223	48,839
Long-term debt	79,781	66,262
Other long-term liabilities	2,512	2,641
Deferred income taxes	69	70
Total liabilities	120,585	117,812
Commitments and Contingencies
Shareholders' equity:
Common stock, $0.01 par value; 151,368 shares authorized;
54,013 and 53,650 shares issued and outstanding	540	536
Additional paid-in capital	111,319	108,705
Retained earnings	54,052	49,248
Accumulated other comprehensive income	28,479	27,659
Total shareholders' equity	194,390	186,148
Total liabilities and shareholders' equity	$314,975	$303,960

SHUFFLE MASTER, INC.
SUPPLEMENTAL DATA
(Unaudited, in thousands)

	Three Months Ended
	January 31,
	2011	2010

Cash Flow Data:

Cash provided by operating activities	$8,287	$11,839

Cash used by investing activities:
Payments for products leased and held for lease	$(4,277)	$(5,026)
Purchases of property and equipment	(930)	(729)
Purchases of intangible assets	(4,910)	(1,576)
Acquisition of business	(6,499)	-
Proceeds from sale of leased assets	2,086	1,796
Proceeds from sale of assets	47	50
Other	(221)	(268)
	$(14,704)	$(5,753)

Cash provided by financing activities	$14,524	$2,830

Free cash flow (2)	$(3,481)	$4,889

Reconciliation of income from continuing operations to Adjusted EBITDA:

Net income	$4,804	$3,679
Other expense (income)	418	264
Share-based compensation	735	1,008
Income tax provision	1,829	1,585
Depreciation and amortization	5,761	6,125

Adjusted EBITDA (1)	$13,547	$12,661

Adjusted EBITDA margin	30.9%	31.4%

1.
Adjusted EBITDA is earnings before other expense (income), provision for income taxes, depreciation and amortization expense, and share-based compensation.  Adjusted EBITDA is presented exclusively as a supplemental disclosure because management believes that it is a useful performance measure and is widely used to measure performance, and as a basis for valuation, within the Company’s industry. Adjusted EBITDA is not calculated in the same manner by all companies and, accordingly, may not be an appropriate measure for comparison.  Management uses Adjusted EBITDA as a measure of the operating performance of its segments and to compare the operating performance of its segments with those of its competitors.  The Company also presents Adjusted EBITDA because it is used by some investors as a way to measure a company’s ability to incur and service debt, make capital expenditures and meet working capital requirements.  Gaming equipment suppliers have historically reported Adjusted EBITDA as a supplement to financial measures in accordance with U.S. generally accepted accounting principles (“GAAP”).  Adjusted EBITDA should not be considered as an alternative to operating income (loss), as an indicator of the Company’s performance, as an alternate to cash flows from operating activities, as a measure of liquidity, or as an alternative to any other measure determined in accordance with GAAP.  Unlike net income (loss), Adjusted EBITDA does not include depreciation and amortization or interest expense and therefore does not reflect current or future capital expenditures or the cost of capital.  The Company compensates for these limitations by using Adjusted EBITDA as only one of several comparative tools, together with GAAP measurements, to assist in the evaluation of operating performance.  Such GAAP measurements include operating income (loss), net income (loss), cash flows from operations and cash flow data.  The Company has significant uses of cash flows, including capital expenditures, interest payments, debt principal repayments, taxes and other non-recurring charges, which are not reflected in Adjusted EBITDA.

2.	Free cash flow is Adjusted EBITDA less capital expenditures and cash paid for taxes.

SHUFFLE MASTER, INC.
BUSINESS SEGMENT DATA
(Unaudited, in thousands)

	Three Months Ended
	January 31,
	2011	2010

Utility:
Revenue	$17,361	$17,616
Gross profit	10,848	10,705
Gross margin	62.5%	60.8%

Proprietary Table Games:
Revenue	$11,226	$9,035
Gross profit	9,262	7,537
Gross margin	82.5%	83.4%

Electronic Table Systems:
Revenue	$8,131	$8,375
Gross profit	4,650	3,919
Gross margin	57.2%	46.8%

Electronic Gaming Machines:
Revenue	$7,097	$5,310
Gross profit	4,408	2,686
Gross margin	62.1%	50.6%

Total:
Revenue	$43,815	$40,336
Gross profit	29,168	24,847
Gross margin	66.6%	61.6%

Adjusted EBITDA
as a percentage of total revenue	30.9%	31.4%

Income from operations
as a percentage of total revenue	16.1%	13.7%